Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

                We consent to the incorporation by reference in Registration Statement Nos. 33-19180, 33-89896, 33-25244 and 33-87626 of Analysts International Corporation on Form S-8 of our report dated February 27, 2002 (March 18, 2002 as to the last paragraph of note E), incorporated by reference in this Annual Report on Form 10-K of Analysts International Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

March 29, 2002